                                                                   EXHIBIT 99.2



================================================================================


                            ASSET EXCHANGE AGREEMENT



                                     between



                            NEWS AMERICA INCORPORATED

                                       and

                                PLD TELEKOM INC.





                              Dated April 19, 1998



================================================================================






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                                TABLE OF CONTENTS

                                                                 Page

                                    ARTICLE I
EXCHANGE OF STOCK
1.1.  Exchange of Holdings Shares...................................3

                                   ARTICLE II
THE CLOSING
2.1.  Time and Place of Closing.....................................3
2.2.  Deliveries by News America....................................3
2.3.  Deliveries by PLD.............................................4

                                   ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PLD
3.1.  Organization; Qualification...................................4
3.2.  Capitalization of PLD and PeterStar...........................5
3.3.  Authority Relative to this Agreement..........................5
3.4.  Consents and Approvals; No Violation..........................6
3.5.  Reports.......................................................6
3.6.  Financial Statements..........................................7
3.7.  Undisclosed Liabilities.......................................7
3.8.  Absence of Certain Changes or Events..........................7
3.9.  Certain Disclosure Matters....................................9
3.10.  Legal Proceedings, etc.......................................9
3.11.  Permits.....................................................10

                                   ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF NEWS AMERICA
4.1.  Organization. ...............................................10
4.2.  Authority Relative to this Agreement. .......................10
4.3.  Consents and Approvals; No Violation.........................11
4.4.  Fees and Commissions.........................................11
4.5.  Title........................................................11
4.6.  Investment Intent; Private Placement.........................12

                                    ARTICLE V
COVENANTS OF THE PARTIES
5.1.  Conduct of Business of PLD and PeterStar.....................12
5.2.  Access to Information........................................13
5.3.  Expenses.....................................................14
5.4.  Further Assurances...........................................14
5.5.  Public Statements............................................15
5.6.  Consents and Approvals.......................................15
5.7.  Supplements to Schedules.....................................16
5.8.  Completion of Ancillary Agreements...........................16

                                   ARTICLE VI
CLOSING CONDITIONS
6.1.  Conditions to Each Party's Obligations to Effect the
         Transactions Contemplated Hereby..........................16
6.2.  Conditions to Obligations of News America....................17
6.3.  Conditions to Obligations of PLD.............................19

                                   ARTICLE VII
REGISTRATION RIGHTS

7.1.  Registration on Request......................................20
7.2.  Incidental Registration......................................22
7.3.  Registration Procedures......................................24
7.4.  Provision of Information; Transfer of Shares
         After Registration .......................................28
7.5.  Indemnification..............................................28

                                  ARTICLE VIII
TERMINATION AND ABANDONMENT
8.1.  Termination..................................................30
8.2.  Procedure and Effect of Termination..........................31

                                   ARTICLE IX
SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

9.1.  Survival of Representations..................................31
9.2.  Statements as Representations................................31
9.3.  PLD's Indemnification of News America........................31
9.4.  News America's Indemnification of PLD........................32

                                       ii

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9.5.  Conditions of Indemnification................................32
9.6.  Cushion......................................................33
9.7.  Limitation of Liability......................................33
9.8.  Remedies Cumulative..........................................34
9.9.  Assignment of Certain Representations, Warranties and
         Indemnification Obligations...............................34

                                    ARTICLE X
MISCELLANEOUS PROVISIONS
10.1.  Amendment and Modification. ................................35
10.2.  Waiver of Compliance; Consents..............................35
10.3.  Notices.....................................................35
10.4.  Assignment..................................................36
10.5.  Confidentiality.............................................36
10.6.  Governing Law...............................................37
10.7.  Counterparts................................................37
10.8.  Interpretation..............................................37
10.9.  Entire Agreement............................................38




                                       iii

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                            ASSET EXCHANGE AGREEMENT

            ASSET EXCHANGE AGREEMENT (this "Agreement"), dated April 19, 1998, by and between:

            NEWS AMERICA INCORPORATED, a corporation organized under the laws of the State of Delaware ("News America"), with an address at 1211 Avenue of the Americas, New York, New York 10036, and

            PLD TELEKOM INC., a corporation organized under the laws of Delaware ("PLD"), with an address at 680 Fifth Avenue, New York, New York
10019.

                              W I T N E S S E T H:

            WHEREAS, PLD is a provider of local, long distance and international telecommunications services in the Russian Federation and Kazakstan; and

            WHEREAS, News America and Cable and Wireless Plc, a company registered under the laws of England under the number 238525 ("C&W"), are substantially simultaneously with the execution and delivery of this Agreement entering into that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which News America will purchase from (a) Navona Communications Corporation Ltd. (a wholly owned subsidiary of C&W), a corporation organized under the laws of Bermuda ("Navona"), (i) 10,555,739 shares of common stock, par value $.01 per share ("PLD Common Stock"), of PLD, constituting as at April 16, 1998 approximately 31.21% of the presently issued and outstanding capital stock of PLD (the "PLD Shares"), and (ii) 12,000 shares of common stock, par value USD$1.00 per share, of PLD Holdings Ltd., a limited liability company organized under the laws of Bermuda ("Holdings"), constituting 100% of the issued and outstanding capital stock of Holdings (the "Holdings Shares"), which is the owner of eleven percent (11%) of the outstanding common equity interests in PeterStar Company Limited, a closed joint stock company organized under the laws of the Russian Federation ("PeterStar") and (b) C&W, a warrant dated June 28, 1995, conferring on C&W the right to purchase up to 250,000 shares (subject to adjustment on the occurrence of certain events) of PLD Common Stock at an exercise price of 11.3125 Canadian dollars per share, expiring on June 22, 1999 a copy of which is attached hereto as Exhibit A (the "PLD Warrant"; the

PLD Warrant and the PLD Shares are collectively referred to herein as the "PLD Interest") and

            WHEREAS, PLD deems it to be advisable and in the best interests of PLD and its shareholders to facilitate the acquisition of the PLD Interest and the Holdings Shares by News America; and

            WHEREAS, News America has advised PLD and C&W that it does not wish to hold the Holdings Shares and that it is not willing to consummate the acquisition of the PLD Interest and the Holdings Shares unless it can substantially simultaneously therewith exchange the Holdings Shares with PLD for additional shares of PLD Common Stock; and

            WHEREAS, PLD deems it advisable and in the best interests of PLD and its shareholders to acquire the Holdings Shares in exchange for shares of PLD Common Stock; and

            WHEREAS, PLD presently owns sixty percent (60%) of the equity interest in PeterStar; and

            WHEREAS, immediately prior to the consummation of the transaction contemplated hereby, PLD shall have acquired, pursuant to a Share Purchase Agreement between PLD and C&W (the "CIBBV Purchase Agreement"), 100 shares of common stock, par value 400 Netherlands Guilders per share, of CommStruct International Byelorussia BV, a closed limited liability company organized under the laws of The Netherlands ("CIBBV"), constituting 100% of the issued and outstanding capital stock (the "CIBBV Shares") of CIBBV, which is the owner of fifty percent (50%) of the outstanding common equity interests in Belarus-Netherlands Belcel Joint Venture ("Belcel") and one hundred percent (100%) of the outstanding common equity interests in Baltic Operations Ltd. - Latvia, from C&W in exchange for 200,000 shares of PLD Common Stock plus 300,000 shares of PLD Common Stock in consideration for the assignment of certain liabilities of CIBBV to PLD or its designee; and

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:

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                                    ARTICLE I

                                EXCHANGE OF STOCK



            1.1.  Exchange of Holdings Shares.

                  (a) On the Closing Date and substantially simultaneously with, and subject to, the purchase of the Holdings Shares by News America as described in the Stock Purchase Agreement, News America agrees to sell, assign, transfer and deliver to PLD, and PLD agrees to purchase and acquire from News America, all of News America's right, title and interest to the Holdings Shares.

                  (b) On the Closing Date and against delivery of the Holdings Shares as set forth above, PLD will issue and deliver to News America 3,705,631 newly-issued, fully paid and nonassessable shares of PLD Common Stock (the "New PLD Shares"), registered in the name of News America or its designee or nominee.

                                   ARTICLE II

                                   THE CLOSING



            2.1. Time and Place of Closing. Subject to the terms and conditions of this Agreement, the consummation of the transaction contemplated hereby (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 on the third business day after News America shall have delivered to PLD written notice that the conditions set forth in Section 6.2 hereof have been satisfied (the "Closing Date"), or at such other time and place as shall be determined by mutual agreement of the parties.

            2.2. Deliveries by News America. At the Closing, News America will deliver or cause to be delivered the following to PLD:

                  (a) Immediately upon (and subject to) the receipt thereof from C&W, the stock certificates or other instruments representing all of the Holdings Shares, duly endorsed in blank or accompanied by duly executed instruments of transfer, together with any other documents that are necessary to transfer to PLD all of News America's right, title and interest in and to the Holdings Shares theretofore acquired from C&W or its affiliates;

                  (b) the Officer's Certificate referred to in Section 6.3(d) hereof;

                  (c) the Opinion of Counsel referred to in Section 6.3(e) hereof; and

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                  (d) such other documents, instruments and writings as are
required to be delivered by News America at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.

            2.3. Deliveries by PLD. At the Closing, PLD will deliver the following to News America:

                  (a) stock certificates, registered in the name of News America or its nominee or designee, representing 3,705,631 shares of duly issued, fully paid and nonassessable PLD Common Stock, and any other documents that are necessary to transfer to News America good and marketable title to such shares;

                  (b) the Officer's Certificate referred to in Section 6.2(f) hereof;

                  (c) the Opinion of Counsel referred to in Section 6.2(g) hereof; and

                  (d) such other documents, instruments and writings as are required to be delivered by News America at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.



                                 ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PLD



            PLD represents and warrants to News America as follows (for purposes of Sections 3.7, 3.8, 3.9, 3.10 and 3.11 hereof, the term PLD, as of the Closing Date, shall mean PLD and its subsidiaries taken as a whole, including without limitation, the assets, liabilities, business and operations of Belcel acquired pursuant to the CIBBV Purchase Agreement):

            3.1. Organization; Qualification. PLD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. PLD is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. Schedule 3.1 sets forth, as of the date of this Agreement, each jurisdiction in which PLD is qualified to do business as a foreign corporation. PLD has heretofore


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delivered to News America complete and correct copies of its Certificate of
Incorporation and Bylaws as currently in effect.

            3.2. Capitalization of PLD and PeterStar. Set forth on Schedule 3.2 is the number of shares in the capital stock or other equity interests of each of PLD and PeterStar which are issued and outstanding as of the date of this Agreement. All such shares are validly issued, fully paid and nonassessable. Other than this Agreement, or as set forth in Schedule 3.2, there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery or transfer by PLD and PeterStar of any shares of capital stock or other equity interest (including any right of conversion or exchange under any outstanding security or other instrument). There are no outstanding contractual obligations of PLD and PeterStar to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other equity interest of PLD or PeterStar. There are no restrictions or limitations contained in the organizational documents of PLD or in any contract, agreement, document or other instrument to which PLD or any direct or indirect subsidiary is a party or of which PLD or any direct or indirect subsidiary is aware that restricts, or purports to restrict, the ability of C&W or any of its direct or indirect subsidiaries to transfer the PLD Interest to News America or that create or give rise to, by reason of the transfer of the PLD Interest to News America, any pledge, security interest, lien, charge, encumbrance, claim, option or limitation affecting the ability of News America to vote such shares or to exercise any other rights appurtenant thereto under the Stock Purchase Agreement. The New PLD Shares, taken together with the PLD Shares, will represent an aggregate of not less than thirty-eight (38%) of the outstanding PLD shares after giving effect to the issuance of the New PLD Shares. The PLD Warrant is exercisable for shares of PLD Common Stock in accordance with its terms.

            3.3. Authority Relative to this Agreement. PLD has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and all ancillary agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and all ancillary agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized, by the Board of Directors and, if required, shall be duly and validly authorized by the shareholders of PLD prior to the Closing Date, and no other corporate proceedings on the part of PLD are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement and each such ancillary agreement to which PLD is a party has been duly and validly executed and delivered by PLD, and assuming that this Agreement


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constitutes a valid and binding agreement of News America, constitutes a valid and binding agreement of PLD, enforceable against PLD in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

            3.4. Consents and Approvals; No Violation. Except as set forth in
Schedule 3.4, the execution and delivery by PLD of this Agreement and all ancillary agreements to which it is a party will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws, or similar charter documents, of PLD, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which PLD is a party or by which PLD or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to PLD or any of its assets.

                  (b) Except as set forth in Schedule 3.4 and except for the filings by News America and PLD required by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of any governmental or regulatory body or authority is necessary for the consummation by PLD of the transactions contemplated hereby.

            3.5. Reports. Since January 1, 1997, PLD has, pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed or caused to be filed with the United States Securities and Exchange Commission ("SEC") all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by them with respect to the business and operations of PLD under each of the Securities Act and the Exchange Act and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder in effect on the date each such report was filed. True and complete copies of each of such forms, statements, reports and documents, and such exhibits, have been delivered to News America.


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            3.6. Financial Statements. PLD has previously furnished to News
America copies of (a) PLD's audited consolidated and (b) PeterStar's audited (i) balance sheets as of December 31, in each of the years 1997, 1996 and 1995 and
(ii) related consolidated statements of income and retained earnings and consolidated changes in financial position of PLD and PeterStar for the fiscal years then ended, together with the respective reports thereon of KPMG Peat Marwick LLP and KPMG, as independent auditors of PLD for 1997, and 1996 and 1995, respectively, and KPMG, as independent auditors of PeterStar. Each of the balance sheets included in the financial statements referred to in this Section
3.6 (including the related notes thereto) present fairly the financial information purported to be set therein as of the dates thereof, and the other related statements included therein (including the related notes thereto) present fairly the results of operations and changes in financial position for the periods then ended, all in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein. For purposes of this Agreement, the audited consolidated balance sheet of PLD and the audited balance sheet of PeterStar as of December 31, 1997 are hereinafter referred to as (the "Companies' Balance Sheets").

            3.7. Undisclosed Liabilities. Except as set forth in Schedule 3.7, neither PLD nor PeterStar has any material liability or obligation, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due), of a nature required by generally accepted accounting principles to be reflected in a corporate balance sheet or disclosed in the notes thereto, which are not accrued or reserved against in the Companies' Balance Sheets or disclosed in the notes thereto in accordance with generally accepted accounting principles.

            3.8. Absence of Certain Changes or Events. Except as set forth in
Schedule 3.8 or in PLD's Annual Report on Form 10-K for the year ended December 31, 1997, since the date of the Companies' Balance Sheets there has not been:

                  (a) any material adverse change in the business, prospects, operations, properties, assets, liabilities, competition, earnings, or condition (financial or otherwise) of PLD or PeterStar, or any failure by PLD or PeterStar to pay its debts when due;

                  (b) any event or condition of any character which either individually or in the aggregate, might reasonably be expected to have a material adverse effect on the business, prospects, operations, properties, assets, liabilities, competition, earnings or condition (financial or otherwise), of PLD or PeterStar;


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



                  (c) any damage, destruction or loss (regardless of whether covered by insurance) that might reasonably be expected to have a material adverse effect on the business, prospects, operation, properties, assets, liabilities, competition, earnings, or condition (financial or otherwise), of PLD or PeterStar;

                  (d) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, property, or any combination of the foregoing) with respect to the capital stock or other equity interest of PLD or PeterStar except as specifically provided for in this Agreement;

                  (e) any increase in the compensation paid, payable or to become payable by PLD or PeterStar to its officers, directors or employees (other than increases for employees in the ordinary course of business and consistent with past practice), any hiring of new officers, directors or employees (other than hiring of new employees in the ordinary course of business consistent with past practice) or any increase in any bonus, insurance, pension or other employee benefit plan, payments or arrangement (including loans) made to, for or with any officers, directors, or employees (other than increases for employees in the ordinary course of business and consistent with past practice or other increases pursuant to written employee benefit plans);

                  (f) any entry into, material amendment of, or termination of, any material agreement, material commitment or material transaction by PLD or PeterStar, including, without limitation, any (i) merger, consolidation, share exchange, acquisition or disposition of assets or stock or any financing transaction or capital expenditure, (ii) indenture, mortgage, note, agreement or other instrument relating to the borrowing of money (other than intercompany accounts), (iii) partnership or joint venture agreement, (iv) material license agreement relating to intellectual property (other than off-the-shelf software licenses), or (v) agreement to amend its charter or other organizational documents or any other document, contract, agreement, arrangement, undertaking or instrument relating to any of the foregoing;

                  (g) any entry into, material change to the terms or conditions of termination of, any license, permit, franchise, governmental approval or decree pursuant to which PLD or PeterStar provides telephony, data transmission or other telecommunications services;

                  (h) any notes or accounts receivable or portions of notes or accounts receivable written off by PLD or PeterStar as uncollectible, other than in the ordinary course of business and consistent with past practice;

                  (i) any material obligation or material liability paid (whether absolute, accrued, contingent or otherwise), or any lien or encumbrance in connection therewith discharged, by PLD or PeterStar, other than (i) in the ordinary course of business and consistent with past practice, or (ii) current liabilities shown on the financial statements and current liabilities incurred since their date;

                  (j) any properties or assets, real, personal or mixed, tangible or intangible, of PLD or PeterStar mortgaged, pledged or subjected to any security interest, lien or encumbrance;

                  (k) except as specifically provided for in this Agreement, any sale, assignment, transfer, lease, dividend, distribution or other disposition of any of property or assets by PLD or PeterStar, other than sales of products in the ordinary course of business; or

                  (l) any agreement, understanding or undertaking to do any of the foregoing by PLD or PeterStar.

            3.9.  Certain Disclosure Matters.

                  News America has been furnished with copies of each of the documents, contracts, agreements, licenses, permits and other instruments identified on Schedule 3.9 hereof (collectively, the "Written Disclosure Materials"). All of the Written Disclosure Materials are true and complete copies of each of the documents, contracts, agreements, licenses, permits and other instruments that they purport to represent, and the Written Disclosure Materials, together with the schedules attached hereto, collectively represent a true, fair and complete portrayal of the material business operations of PLD and PeterStar. None of the Written Disclosure Materials contains an untrue statement of material fact or omits to state any fact required to be stated therein or necessary, in light of the circumstances under which such statements are made, so as not to be misleading, except to the extent that such statements were later amended, revised or updated by PLD or PeterStar.

            3.10. Legal Proceedings, etc. Except as set forth in Schedule 3.10, there are no claims, actions, or proceedings pending or investigation pending or, to PLD's knowledge, threatened against or relating to PLD or PeterStar before any court, governmental or regulatory authority or body acting in an adjudicative capacity. Except as set forth in Schedule 3.10, none of PLD or PeterStar is subject to any outstanding judgment, rule, order, writ, injunction or decree of any court, governmental or regulatory authority.


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



            3.11. Permits. Each of PLD and PeterStar has all material permits, licenses, franchises and other governmental authorizations, consents and approvals (collectively, "Permits") necessary to conduct its business as presently conducted. Except as set forth in Schedule 3.11, neither PLD nor PeterStar has received any written notification that it is in violation of any of such Permits, or any law, statute, order, rule, regulation, ordinance or judgment of any governmental or regulatory body or authority applicable to it. Each of PLD and PeterStar is in compliance with all material Permits, laws, statutes, orders, rules, regulations, ordinances, or judgments of any governmental or regulatory body or authority applicable to it.



                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF NEWS AMERICA



            News America represents and warrants to PLD as follows:

            4.1. Organization. News America is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. News America has heretofore delivered to PLD complete and correct copies of its organizational documents as currently in effect.

            4.2. Authority Relative to this Agreement. News America has full power and authority to execute, deliver and perform all obligations under this Agreement and all ancillary agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and all ancillary agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by News America and no other proceedings on the part of News America are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and all ancillary agreements to which it is a party have been duly and validly executed and delivered by News America, and assuming that this Agreement and each such ancillary agreement constitutes a valid and binding agreement of PLD, constitutes a valid and binding agreement of News America, enforceable against News America in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.




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



            4.3. Consents and Approvals; No Violation. (a) Except as set forth in Schedule 4.3, neither the execution and delivery of this Agreement by News America nor the exchange by News America of the Holdings Shares pursuant to this Agreement will (i) conflict with or result in any breach of any provision of the organizational documents of News America, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, or (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which News America or any of its subsidiaries are a party or by which any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained.

                  (b) Except for the filings by News America and PLD required by Title II of the HSR Act, no declaration, filing or registration with, or notice to, or authorization, consent or approval of any governmental or regulatory body or authority is necessary for the consummation by News America of the transactions contemplated hereby.

            4.4. Fees and Commissions. No broker, finder or other person is entitled to any brokerage fees, commissions or finder's fees in connection with the transaction contemplated hereby by reason of any action taken by News America. News America hereby covenants that it will pay to PLD or otherwise discharge, and will indemnify and hold PLD harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees (other than as described above) incurred by reason of any action taken by News America.

            4.5. Title. News America makes no representations or warranties regarding the title to the Holdings Shares (including the interest in PeterStar) that are the subject of this Agreement or the business or operation of PeterStar or any other matter relating to the Holdings Shares or their provenance; provided, however, that News America shall represent in writing to PLD on the Closing Date that News America shall have taken no action with respect to the Holdings Shares that would interfere with the transfer to PLD, and the receipt by PLD, of title to the Holdings Shares which is of the same quality as the title thereto which News America received from C&W. News America hereby assigns to PLD each of the representations and warranties made by C&W to News America in the Stock Purchase Agreement.


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



            4.6.  Investment Intent; Private Placement.

                  (a) News America is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in equity securities presenting an investment decision like that involved in the acquisition of the New PLD Shares. News America or its counsel, accountants or other investment advisers have requested, received, reviewed and considered all information deemed relevant by them in making an informed decisions to acquire the New PLD Shares.

                  (b) News America is acquiring the New PLD Shares for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act. News America has no present intention of selling, granting any participation in, or otherwise distributing the New PLD Shares, except in compliance with the Securities Act or pursuant to an available exemption thereunder.

                  (c) News America understands that the New PLD Shares have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of News America's investment intent as expressed herein. News America is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. News America further understands that the certificate(s) representing the New PLD Shares shall bear the following legend:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.



                                    ARTICLE V
                            COVENANTS OF THE PARTIES



            5.1. Conduct of Business of PLD and PeterStar. Except as described in Schedule 5.1, during the period from the date of this Agreement to the Closing

Date, PLD will, and will cause PeterStar to, conduct their respective businesses and operations according to their ordinary and usual course of business consistent with past practice. Without limiting the generality of the foregoing, and, except as contemplated in this Agreement or as described in Schedule 5.1, prior to the Closing Date, without the prior written consent of News America, PLD will not, and will not permit PeterStar to:

                  (a) (i) create, incur or assume any amount of indebtedness for money borrowed, other than in the ordinary course of business, or (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business; provided, PLD and PeterStar may endorse negotiable instruments in the ordinary course of business;

                  (b) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of their respective capital stock, or redeem or otherwise acquire any shares of their respective capital stock;

                  (c) enter into any agreement, commitment or transaction (including without limitation any borrowing, capital expenditure or capital financing), except agreements, commitments or transactions in the ordinary course of business or as contemplated herein provided, that PLD may nevertheless effect the public offering of shares of PLD Common Stock as contemplated by the terms of (i) that certain Indenture, dated May 31, 1996, among the parties signatories thereto, relating to the $123,000,000 14% senior discount notes due 2004, (ii) that certain Indenture, dated May 31, 1996, among the parties signatories thereto, relating to the $26,000,000 9% convertible subordinated notes due 2006 (each such Indenture are collectively referred to herein as the "Indentures") and (iii) the Revolving Credit Note and Warrant Agreement relating to PLD's $12,400,000 12% Series A Revolving Credit Notes due 1998 and
$3,100,000 12% Series B Revolving Credit Notes due 1998; or

                  (d) enter into any contract, agreement, commitment or arrangement, whether written or oral, with respect to any of the transactions set forth in the foregoing paragraphs (a) through (c).

            5.2. Access to Information. Between the date of this Agreement and the Closing Date, PLD will, and will cause PeterStar, during ordinary business hours and upon reasonable notice to, (i) give News America and its accountants, counsel, financial advisors and other authorized representatives (the "News America Repre-sentatives") reasonable access to all books, records, plants, offices and other facilities and properties of PLD and PeterStar to which News America is permitted access by law, (ii) permit News America to make such reasonable inspections thereof as News America may reasonably request; (iii) cause the officers and advisors of PLD and PeterStar to furnish News America with such financial and operating data and other information with respect to the business and properties of PLD and PeterStar as News America may from time to time reasonably request; (iv) cause the officers and advisors of PLD and PeterStar to furnish News America a copy of each report, schedule or other document filed by them with any governmental agency or authority, provided, however, that (A) any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of PLD and PeterStar or PLD's relationship with the other shareholders of PeterStar, (B) PLD and PeterStar shall not be required to take any action which would constitute a waiver of the attorney-client privilege and (C) PLD and PeterStar need not supply News America with any information which PLD or PeterStar is under a legal obligation not to supply.

            All information furnished to or obtained by News America and any News America Representatives pursuant to this Section 5.2 shall be subject to the confidentiality provisions set forth in Section 10.5 hereof.

            5.3. Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses.

            5.4. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale, assignment, transfer and delivery of the PLD Interest, and the Holdings Shares and the interest in PeterStar represented thereby, pursuant to this Agreement. From time to time after the date hereof, without further consideration, News America will, at its own expense, execute and deliver such documents to PLD as PLD may reasonably request in order more effectively to vest in PLD good title to the Holdings Shares. From time to time after the date hereof, without further consideration, PLD will, at its own expense, execute and deliver such documents to News America or its designee (which may include C&W) as News America or such designee may reasonably request in order more effectively to consummate the sale, assignment, transfer and delivery of (a) the New PLD Shares pursuant to this Agreement and
(b) the PLD Interest and the Holdings Shares pursuant to the Stock Purchase Agreement.

            5.5. Public Statements. The parties shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby and shall not issue any such public announcement, statement or other disclosure prior to such consultation. Notwithstanding the foregoing, the parties may make public announcements, statements or other disclosures with respect to this Agreement and the transactions contemplated hereby without such consultation to the extent and under the circumstances in which the parties are legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process, or by order of a court or tribunal of competent jurisdiction) to do so, or in order to comply with applicable rules or requirements of any stock exchange, government department or agency or other regulatory authority, or as required by any securities law or regulation or other legal requirement, in any such case in circumstances where such consultation would not be practicable.

            5.6.  Consents and Approvals.

                  (a) PLD and News America shall cooperate with each other and
(i) promptly prepare and file all necessary documentation, (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, (iii) use all reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all governmental bodies and (iv) use all reasonable efforts to obtain all necessary Permits, consents, approvals and authorizations of all other parties, in the case of each of the foregoing clauses (i), (ii) and (iii), necessary or advisable to consummate the transactions contemplated by this Agreement or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which PLD, Holdings, PeterStar or News America or any of their subsidiaries are a party or by which any of them is bound. PLD shall have the right to review and approve in advance all characteristics of the information relating to PLD or PeterStar; and each of PLD and News America shall have the right to review and approve in advance all characterizations of the information relating to the transactions contemplated by this Agreement which appear in any filing made in connection with the transactions contemplated hereby. The parties hereto agree that they will consult with each other with respect to the obtaining of all such necessary Permits, consents, approvals and authorizations of all third parties and governmental bodies. Each of PLD and News America shall designate separate counsel with respect to all applications, notices, petitions and filings (joint or otherwise) relating to this Agreement and the transactions contemplated hereby on behalf of PLD, on the one hand and News America on the other hand, with all governmental bodies.

                  (b) The parties hereto shall consult with each other prior to proposing or entering into any stipulation or agreement with any foreign or United States governmental authority or agency or any third party in connection with any foreign or United States governmental consents and approvals legally required for the consummation of the transactions contemplated hereby and shall not propose or enter into any such stipulation or agreement without the other party's prior written consent, which consent shall not be unreasonably withheld.

            5.7. Supplements to Schedules. PLD, on the one hand, and News America, on the other hand, shall have the right from time to time prior to the Closing to supplement or amend its Schedules with respect to any matter hereafter arising which if existing or known at the date of this Agreement would have been required to be set forth or described in such Schedules. Any such supplemental or amended disclosure shall be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of Article IX, but will not be deemed to have cured any such breach made in this Agreement and to have been disclosed as of the date of this Agreement for purposes of determining whether or not the conditions set forth in Article VI hereof have been satisfied.

            5.8. Completion of Ancillary Agreements. Each party will use reasonable efforts to take or cause to be taken, all action, and do or cause to be done all things reasonably necessary or advisable to perform their respective obligations under, in the case of PLD, the CIBBV Exchange Agreement and, in the case of News America, the Stock Purchase Agreement, each in the form as executed on the date hereof.




                                   ARTICLE VI
                               CLOSING CONDITIONS



            6.1. Conditions to Each Party's Obligations to Effect the Transactions Contemplated Hereby. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) The waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated;

                  (b) No preliminary or permanent injunction or other order or decree by any federal, state, local or foreign court which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any federal, state, local or foreign government or governmental agency which prohibits the consummation of the transactions contemplated hereby;

                  (c) All foreign and United States federal, state and local government consents and approvals required for the consummation of the transac-tions contemplated hereby shall have become Final Orders (a "Final Order" means a final order after all opportunities for rehearing are exhausted (whether or not any appeal thereof is pending)) and shall not be subject to terms and conditions; and

                  (d) If so required, a resolution shall have passed at the annual meeting of stockholders (or, if applicable, at any special meeting of stockholders) of PLD, convened after proper notice to and/or waiver of such notice by the stockholders, with a quorum of the stockholders present or represented, to approve the transaction contemplated hereby.

            6.2. Conditions to Obligations of News America. The obligation of News America to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                  (a) There shall not have occurred and be continuing any event or events, either individually or in the aggregate, which would have a material and adverse effect on the property, business, operations, prospects or condition (financial or otherwise) of PLD;

                  (b) PLD shall have performed and complied with in all material respects the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date, and the representations and warranties of PLD set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date;

                  (c) News America and C&W shall have closed the transactions contemplated by the Stock Purchase Agreement simultaneously with the transactions contemplated hereby;

                  (d) News America and PLD shall have executed and delivered a Director Nomination Agreement containing terms and conditions satisfactory to News America and PLD and such agreement shall be in full force and effect;

                  (e) The common stock of PLD shall be quoted on The Nasdaq Stock Market, and no action shall have been taken or shall be pending or threatened in respect of the delisting of the common stock of PLD from eligibility for such quotation;

                  (f) News America shall have received a certificate from an authorized officer of PLD, dated the Closing Date, to the effect that to the officer's knowledge, the conditions set forth in Section 6.2(a) and (b) have been satisfied; and

                  (g) News America shall have received an opinion from E. Clive Anderson, Senior Vice President and General Counsel of PLD, dated the Closing Date and satisfactory in form and substance to News America and its counsel, substantially to the effect that:

                        (i) PLD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by requisite corporate action taken on the part of PLD;

                        (ii) this Agreement has been executed and delivered by PLD and is a valid and binding obligation of the PLD enforceable against it in accordance with its terms, except (A) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefore may be brought; and

                        (iii) the issuance and sale of the New PLD Shares to News America pursuant to this Agreement are not required to be registered under the Securities Act.

            As to any matter contained in such opinion which involves the laws of any jurisdiction other than the Federal laws of the United States or the laws of the State of New York, such counsel may rely upon opinions of counsel admitted in such other jurisdictions. Any opinions relied upon by such counsel as aforesaid shall be delivered together with the opinion of such counsel. Such opinion may expressly rely as to matters of fact upon certificates furnished by PLD and appropriate officers and directors of each of PLD and PeterStar and by public officials.

            6.3. Conditions to Obligations of PLD. The obligations of PLD to effect the transaction contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                  (a) News America shall have performed and complied with in all material respects the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date, and the representations and warranties of News America set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date;

                  (b) PLD shall have received stock certificates representing all of the Holdings Shares, duly endorsed in blank or accompanied by duly executed instruments of transfer, together with any other documents that are necessary to transfer to PLD good and marketable title to the Holdings Shares;

                  (c) News America and C&W shall have closed the transactions contemplated by the Stock Purchase Agreement, including the purchase by News America from C&W of the Holdings Shares;

                  (d) PLD and C&W shall have closed the transactions contemplated by the CIBBV Purchase Agreement, including the purchase by PLD of the CIBBV shares;

                  (e) PLD shall have received from special Bermuda counsel to C&W a reliance letter dated the Closing Date to the effect that PLD may rely on such counsel's opinion to News America in connection with the Stock Purchase Agreement and assuming that News America transfers to PLD the Holdings Shares with the same quality of title that News America received from C&W, PLD will be the beneficial and registered holder of the Holdings Shares upon the consummation of the transactions contemplated hereby;

                  (f) PLD shall have received a certificate from an authorized officer of News America, dated the Closing Date, to the effect that to the officer's knowledge, the conditions set forth in Section 6.3(a) have been satisfied; and

                  (g) PLD shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to News America, dated the Closing Date and satisfactory in form and substance to PLD and its counsel, substantially to the effect that:

                        (i) News America is a corporation organized and in good standing under the laws of the State of Delaware and has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by requisite action taken on the part of News America; and

                        (ii) this Agreement has been executed and delivered by News America and is a valid and binding obligation of News America, enforce-able against it in accordance with its terms, except (A) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

            As to any matter contained in such opinion which involves the laws of any jurisdiction other than the Federal laws of the United States or the laws of the State of New York, such counsel may rely upon opinions of counsel admitted in such other jurisdictions. Any opinions relied upon by such counsel as aforesaid shall be delivered together with the opinion of such counsel. Such opinion may expressly rely as to matters of fact upon certificates furnished by News America and appropriate officers and directors of News America and by public officials.



                                   ARTICLE VII
                               REGISTRATION RIGHTS



            7.1.  Registration on Request.

                  (a) Request. Upon the written request of News America or any permitted successor or assign requesting that PLD effect the registration under the Securities Act of all or part of any of the PLD Interest that is not registered under the Securities Act, the New PLD Shares or any other security of PLD owned, from time to time, by News America which is registrable under the applicable laws of the United States (the "Registrable Securities") and specifying the intended method of disposition thereof, PLD will, subject to the terms of this Agreement, use its best efforts to effect the registration under the Securities Act of the Registrable Securities which PLD has been so requested to register for disposition in accordance with the intended method of disposition stated in such request; provided, that the request for registration pursuant to this Section
7.1 shall relate to the intention to dispose of not less than 25% of the Registrable Securities then owned by News America or its subsidiaries or affiliates or permitted successors or assigns. For purposes of this Article VII, the term "News America" shall include, as the context requires, all holders of Registrable Securities.

                  (b) Registration Statement Form. Registrations under this
Section 7.1 shall be on such appropriate registration form of the SEC (i) as shall be selected by PLD and as shall be reasonably acceptable to News America and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the request for such registration. If, in connection with any registration under
Section 7.1 which is proposed by PLD to be on Form S-3 or any similar short form registration statement which is a successor to Form S-3, the managing underwriters, if any, shall advise PLD in writing that in their opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

                  (c) Expenses. PLD shall pay all Registration Expenses in connection with only one (1) registration effected in accordance with this
Section 7.1; provided, however, that if at or prior to the fifth anniversary of the date of this Agreement News America, its affiliates and subsidiaries, and any permitted successors and assigns, collectively own more than 50% of the aggregate Registrable Securities subject to this Agreement (such number to take account of any stock splits, dividends, combinations or other adjustments affecting any of the Registrable Securities), then the holders of Registrable Securities shall be entitled to one (1) additional registration effected in accordance with this Section 7.1 in respect of which PLD shall pay all Registration Expenses.

                  (d) Effective Registration Statement. A registration requested pursuant to this Section 7.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, provided that a registration which does not become effective after PLD has filed a registration statement with respect thereto solely by reason of the refusal to proceed of News America (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to PLD) shall be deemed to have been effected by PLD at the request of News America unless News America shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by News America.

                  (e) Selection of Underwriters. If a requested registration pursuant to this Section 7.1 involves an underwritten offering, the managing or lead underwriter or underwriters thereof shall be selected by News America and shall be acceptable to PLD, which shall not unreasonably withhold its acceptance of any such underwriters.

                  (f) Notwithstanding anything to the contrary contained herein, PLD shall be entitled to postpone for a reasonable period of time (but in no event more than 120 days) the filing of a registration statement if, at the time it receives a request for such registration, (i) PLD reasonably determines, on the basis of written advice to such effect from outside counsel or an investment banking firm representing PLD, that such registration and the offering and sales thereunder by News America would materially interfere with any financing, acquisition, corporate reorganization or other material transaction or development involving PLD or any of its subsidiaries, and promptly gives News America notice of such determination, (ii) PLD would be required to undergo a special interim audit or to prepare and file with the SEC sooner than would otherwise be required pro forma or other financial statements.

            7.2.  Incidental Registration.

                  (a) Right to Include Registrable Securities. If PLD at any time proposes to register any of its securities under the Securities Act (other than by a registration on Form S-8, or any successor form thereto, relating to a stock option plan, stock purchase plan, managing directors' plan, savings or similar plan and other than pursuant to Section 7.1), whether or not for sale for its own account, it will each such time give prompt written notice to News America of its intention to do so and of News America's rights under this
Section 7.2. Upon the written request of News America made within 20 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by News America and the intended method of disposition thereof), PLD will, subject to the terms of this Agreement, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which PLD has been so requested to register by News America, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which News America proposes to register, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, PLD shall determine for any reason either not to register or to delay registration of such securities, PLD may, at its election, give written notice of such determination to News America and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of News America to request that such registration be effected as a registration under Section 7.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. Except for the shares registered pursuant to this Section 7.2, no registration effected under this Section 7.2 shall relieve PLD of its obligation to effect any registration upon request under Section 7.1, nor shall any such registration hereunder be deemed to have been effected pursuant to
Section 7.1. PLD will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 7.2.

                  (b) Priority in Incidental Registrations. If (i) a registration pursuant to this Section 7.2 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of PLD, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, (ii) the Registrable Securities so requested to be registered for sale for the account of holders of Registrable Securities are not also to be included in such underwritten offering (either because PLD has not been requested so to include such Registrable Securities pursuant to Section 7.4(b) or, if requested to do so, is not obligated to do so under Section 7.4(b), and (iii) the managing underwriter of such underwritten offering shall inform PLD and News America of its belief that the distribution of all or a specified number of such Registrable Securities concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities which may be distributed without such effect), then PLD may, upon written notice to News America, reduce the number of such Registrable Securities the registration of which shall have been requested by News America so that the resultant aggregate number of such Registrable Securities so included in such registration shall be equal to the number of shares stated in such managing underwriter's letter.

            7.3. Registration Procedures. If and whenever PLD is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 7.1 and 7.2, PLD shall, as expeditiously as possible:

                        (i) prepare and (in the case of a registration pursuant to Section 7.1, such filing to be made within 60 days after the request of News America) file with the SEC the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its best efforts to cause such registration statement to become and remain effective, provided however that PLD may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 7.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto, provided further that before filing such registration statement or any amendments thereto, PLD will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

                        (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (i) in the case of a registration pursuant to Section 7.1, the expiration of 180 days after such registration statement becomes effective, or (ii) in the case of a registration pursuant to Section 7.2, the expiration of 90 days after such registration statement becomes effective;

                        (iii) furnish to News America and each underwriter, if any, of the securities being sold such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as News America and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by News America;

                        (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions in the United States as News America and any underwriter of the securities being sold by News America may reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable News America and any such underwriter to consummate the disposition in such jurisdictions of the securities owned by News America, except that PLD shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                        (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable News America to consummate the disposition of such Registrable Securities;

                        (vi) furnish to News America a signed counterpart, addressed to News America and the underwriters, if any, of:

                              (x)  an opinion of counsel for PLD, dated the
effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to News

America and its counsel and covering such matters as are customarily covered in opinions of issuer's counsel in transactions of this sort, and

                              (y)  a "comfort" letter (or, in the case News
America does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter), dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter of like kind dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified PLD's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an "agreed upon procedures" letter, such modifications or deletions as may be required under Statement on Auditing Standards No. 35) and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as News America (or the underwriters, if any) may reasonably request;

                         (vii) notify News America and the managing under writer or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

                              (v)  when the registration statement, the
prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

                              (w)  of any request by the SEC for amendments
or supplements to the registration statement or the prospectus or for additional information;

                              (x)  of the issuance by the SEC of any stop order
 suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;

                              (z)  of the receipt by PLD of any notification
with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; and

                        (viii) notify News America at any time when a pro-spectus relating thereto is required to be delivered under the Securities Act, upon PLD's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of News America promptly prepare and furnish to News America and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                        (ix) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment; and

                        (x) otherwise use its best efforts to comply with all applicable rules and regulations of SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first day of PLD's first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and will furnish to News America at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which News America shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder.

            PLD will not file any registration statement or amendment thereto hereunder or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the registration statement) to which News America shall reasonably object, provided that

PLD may file such document in a form required by law or upon the advice of its counsel.

            News America agrees by acquisition of such Registrable Securities that, upon receipt of any notice from PLD of the occurrence of any event of the kind described in subdivision (viii) of this Section 7.3, it will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until its receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of this Section 7.3 and, if so directed by PLD, will deliver to PLD (at PLD's expense) all copies, other than permanent file copies, then in its possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event PLD shall give any such notice, the period mentioned in paragraph (ii) of this Section 7.3 shall be extended by the length of the period from and including the date when News America shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by paragraph (viii) of this Section 7.3.

            7.4.  Provision of Information; Transfer of Shares After
Registration.

                  (a) News America shall, prior to the filing of any Registration Statement pursuant to this Agreement, provide PLD in writing with such information specified in Item 507 of Regulation S-K under the Securities Act and any other similar information reasonably requested by PLD for use in connection with such Registration Statement or any related prospectus or preliminary prospectus. News America shall promptly furnish to PLD all information required to be disclosed in order to make the information previously furnished to PLD not materially misleading.

                  (b) News America agrees that it will not effect any disposi-tion of the Registrable Securities that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement or as otherwise in compliance with applicable securities laws, including, without limitation, to the extent applicable, the prospectus delivery requirements of the Securities Act.

            7.5.  Indemnification.

                  (a) Indemnification by PLD. In the event of any registration of any securities of PLD under the Securities Act, PLD will, and hereby does agree to, indemnify and hold harmless News America against any losses, claims, damages or liabilities, joint or several, to which News America or any director or officer of

News America or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Such indemnification shall be subject to customary terms and provisions governing indemnification in transactions of this type; provided, however, that PLD shall not be liable in any such case to the extent that such loss, claim, damages or liability arises out of, or is based upon (i) an untrue statement of a material fact made in such Registration Statement, or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, made in reliance upon and in conformity with written information furnished to PLD by or on behalf of News America specifically for use in preparation of such Registration Statement,
(ii) the failure of News America to comply with the covenants and agreements contained in Sections 7.3 or 7.4(a) hereof respecting sale of the Registrable Securities or (iii) any untrue statement of a material fact, or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in any prospectus that is corrected in any subsequent prospectus that was delivered to News America prior to the pertinent sale or sales by News America.

                  (b) Indemnification by News America. PLD may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 7.3, that PLD shall have received an undertaking satisfactory to it from News America of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 7.5) PLD, each director of PLD each officer of PLD and each other person, if any, who controls PLD within the meaning of the Securities Act, with respect to (i) any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to PLD through an instrument duly executed by News America specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, (ii) the failure of News America to comply with the covenants and agreements contained in the last paragraph of Section 7.3 or in Section 7.4(a) hereof respecting sale of the Registrable Securities or (iii) any untrue statement of a material fact, or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in any prospectus that is corrected in any subsequent prospectus that was delivered to News America prior to the pertinent sale or sales by News America.



                                  ARTICLE VIII
                           TERMINATION AND ABANDONMENT



            8.1.  Termination.

                  (a) This Agreement may be terminated at any time prior to the Closing Date, by mutual written consent of News America and PLD.

                  (b) This Agreement may be terminated by News America, on the one hand, or PLD, on the other hand, if the transactions contemplated hereby shall not have been consummated on or before June 30, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party whose failure to perform any of its covenants or obligations under this Agreement has been the cause of or resulting in the failure of the transactions contemplated by this Agreement to occur on or prior to the aforesaid date.

                  (c) This Agreement may be terminated by either News America, on the one hand, or PLD, on the other hand, if (i) any governmental or regulatory body, the consent of which is a condition to the obligations of PLD and News America to consummate the transactions contemplated hereby, shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful, or (ii) any court of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, judgment or decree shall have become final and nonappealable.

                  (d) This Agreement may be terminated by News America, on the one hand, or PLD, on the other hand, if there has been a material violation or breach of any agreement, representation or warranty contained in this Agreement which violation or breach has not been waived by the non-breaching party.

            8.2. Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by either or both of the parties pursuant to Section 8.1, written notice thereof shall forthwith be given by the terminating party to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto without prejudice to any claims of a party to this Agreement arising prior to the date of such termination in respect of any breach of any representation, warranty or agreement contained in this Agreement and provided that (a) the provisions of Sections 5.4 and Article X (except for section 10.4) hereof shall survive such termination, and (b) that regardless of such termination the provisions of
Article IX hereof shall continue with respect to any such claims. If this Agreement is terminated as provided herein all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other person to which they were made.



                                   ARTICLE IX
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION



            9.1. Survival of Representations. All representations, warranties and agreements made by PLD or News America in this Agreement shall survive the Closing until one (1) year after the Closing.

            9.2. Statements as Representations. PLD's Written Disclosure Materials and any statements contained herein made by News America shall be deemed representations and warranties within the meaning of Section 9.1 hereof.

            9.3. PLD's Indemnification of News America. Subject to the conditions of this Article VIII, PLD hereby agrees that it shall indemnify, defend and hold harmless News America and any parent, subsidiary and affiliate of News America (collectively, the "News America Group") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and expenses (collectively, "Damages"), asserted against, resulting to, imposed upon or incurred by any of News America Group, directly or indirectly, arising out of or resulting from a breach of any representation, warranty or agreement of PLD contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach (collectively, "News America's Indemnifiable Claims"); provided, however, that the indemnification obligation of PLD with respect to any inaccuracy in any of the representations or warranties made by PLD in this Agreement shall arise only in the event that PLD had knowledge of such inaccuracy on or before the Closing; provided, further, that for purposes of this Agreement "knowledge" shall mean knowledge on the part of any member of management of PLD or knowledge of such circumstances that would lead a person not negligent to investigate and, more likely than not, obtain actual knowledge.

            9.4. News America's Indemnification of PLD. Subject to the conditions of this Article VIII, News America hereby agrees that it shall indemnify, defend and hold harmless PLD and any parent, subsidiary and affiliate of PLD (collectively, the "PLD Group") from and against all Damages asserted against, resulting to, imposed upon or incurred by any of the PLD Group, directly or indirectly, arising out of or resulting from a breach of any representation, warranty or agreement of News America contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach ("PLD Indemnifiable Claims"; PLD's Indemnifiable Claims and News America's Indemnifiable Claims are collectively referred to herein as the "Indemnifiable Claims"); provided, however, that the indemnification obligation of News America with respect to any inaccuracy in any of the representations or warranties made by News America in this Agreement shall arise only in the event that News America had knowledge of such inaccuracy on or before the Closing; provided, further, that for purposes of this Agreement "knowledge" shall mean knowledge on the part of any member of management of News America or knowledge of such circumstances that would lead a person not negligent to investigate and, more likely than not, obtain actual knowledge.

            9.5. Conditions of Indemnification. The obligations and liabilities of PLD under Section 9.3 or News America under Section 9.4, respectively, with respect to Indemnifiable Claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

                  (a) The member of the News America Group or the PLD Group, as the case may be, asserting the existence of an Indemnifiable Claim (the "Indemnified Party") will give notice of any such Indemnifiable Claim to the party from whom Indemnification is sought (the "Indemnifying Party"), and the Indemnifying Party shall undertake the defense thereof by representation of their choosing, and will consult with the Indemnified Party concerning such defense during the course thereof.

                  (b) In the event that the Indemnifying Party within a reasonable time after notice of any Indemnifiable Claim, fails to defend, the Indemnified Party against which such Indemnifiable Claim has been asserted will

(upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such Indemnifiable Claim on behalf of and for the account and risk of the Indemnifying Party.

                  (c) Anything in this Section 9.5 to the contrary notwithstanding, (i) if there is a reasonable probability that an Indemnifiable Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right to defend, compromise or settle such Indemnifiable Claim, and
(ii) the Indemnifying Party shall not, without the Indemnified Party written consent, settle or compromise any Indemnifiable Claim or consent to entry of any judgment in respect thereof, unless (A) the Indemnifying Party delivers to the Indemnified Party in advance its written agreement satisfactory to the Indemnified Party which provides that amounts paid and incurred or to be incurred by the Indemnified Party in connection with such Indemnifiable Claim shall be repaid promptly by the Indemnifying Party to the Indemnified Party (subject to the limitations of this Article VIII), and (B) such settlement, compromise or consent includes as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party and/or such member, as the case may be, a release from all liability in respect to such Indemnifiable Claim.

            9.6. Cushion. The provisions for indemnity contained in Section 9.3 and Section 9.4 hereof shall only be effective with respect to an Indemnifiable Claim (or, if more than one Indemnifiable Claim is asserted, with respect to all Indemnifiable Claims) to the extent the amount (or aggregate amount, in the case of more than one Indemnifiable Claim) of damages sustained in connection therewith exceeds One Hundred Thousand dollars (USD$100,000), but to the extent that the amount or amounts of damages in respect of Indemnifiable Claims exceeds $100,000, the indemnity provisions hereunder shall apply to all such damages, without regard to the $100,000 level.

            9.7. Limitation of Liability. Anything in this Agreement to the contrary notwithstanding, the liability of an Indemnifying Party to indemnify an Indemnified Party against any damages sustained in connection with any Indemnifiable Claim shall be limited to Indemnifiable Claims as to which written notice shall have been given to the Indemnifying Party on or prior to the earlier of the first anniversary date of the Closing Date or public release of audited financials of PLD covering the fiscal year ended December 31, 1998, whether or not the Indemnified Party has actually settled or incurred any expense with respect to such Damages. Furthermore, anything in this Agreement to the contrary notwithstanding, if such Indemnifiable Claim relates to a representation or warranty made by (a) News

America, the amount of liability shall be limited to $100,000 and (b) PLD, the amount of liability shall be converted to PLD Common Stock and issued to News America at the same rate/value as the PLD shares issued to News America by PLD pursuant to Section 1.1 hereof, provided that the amount of liability of PLD shall be limited to twenty million U.S. dollars ($20,000,000). In the event that the rules of any stock exchange upon which the PLD Common Stock is then traded, or any interdealer quotation system upon which quotations for the PLD Common Stock are then available, shall not permit the issuance of PLD Common Stock without either the approval of shareholders of PLD or the receipt of some other approval, then in satisfaction of its liability to indemnify pursuant to this
Article IX, PLD shall issue the maximum number of shares of PLD Common Stock as can then be issued in accordance with such rules, and shall issue in respect of the remainder of such liability shares of preferred stock having such terms and conditions as may be agreed upon between News America and PLD, such preferred stock to be convertible into PLD Common Stock at such time as any requisite shareholder or other approval is obtained.

            9.8. Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude the assertion by News America or PLD of any other rights or the seeking of any other remedies against the other party, as the case may be.

            9.9. Assignment of Certain Representations, Warranties and Indemnification Obligations. In lieu of making any representations or warranties with respect to the Holdings Shares being sold to and exchange with PLD hereunder, News America hereby assigns to the benefit of PLD, its successors and assigns, the representations, warranties and agreements made by C&W in the Stock Purchase Agreement with respect to the Holdings Shares and its indemnification obligations under such agreement, and agrees that PLD has the right to rely upon such representations, warranties and agreements, and enforce such indemnification obligations, as fully as if it were a party to the Stock Purchase Agreement. PLD acknowledges and agrees that its sole recourse with respect to the Holdings Shares is to seek indemnification from C&W with respect thereto and further agrees that News America shall have no liability therefor.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS



            10.1. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement signed by all of the parties hereto.

            10.2. Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

            10.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified, on the next Business Day after delivery to a recognized overnight courier service, upon confirmation of receipt of a facsimile transmission, or five days after deposit with the United States Post Office, by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

If to PLD, to:

PLD Telekom Inc.
680 Fifth Avenue
24th Floor
New York, New York  10019
Facsimile:  (212) 262-8870
Attention: James Hatt



If to News America, to:

News America Incorporated
1211 Avenue of the Americas
New York, New York   10036

Facsimile: (212) 768-2029
Attention:  General Counsel


(with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
919 Third Avenue
New York, New York   10022
Facsimile: (212) 735-2000
Attention:  Alan G. Straus, Esq.)


            10.4. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, including by operation of law without the prior written consent of the other party, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder; provided, however, that (a) PLD will have the right, at any time at or prior to the Closing, to designate in writing, in accordance with applicable law, one or more of its Affiliates to purchase, in whole or in part, the Holdings Shares on the terms set out in this Agreement, and PLD shall remain jointly and severally liable with its designee(s) under this Agreement following such designation, (b) News America will have the right, at any time at or prior to the Closing, to designate in writing, in accordance with applicable law, one or more of its affiliates to purchase, in whole or in part, the New PLD Shares on the terms set out in this Agreement, and News America shall remain jointly and severally liable with its designee(s) under this Agreement following such designation and
(c) News America shall have the right, at its sole discretion, to assign to ZAO LogoVAZ ("LogoVAZ") its rights to purchase one-half of the New PLD Shares (and, if such rights are exercised, such rights shall be exercised by News America and LogoVAZ concurrently as to the entire portion of the New PLD Shares); provided, that it shall be a condition to any assignment under clauses (b) or (c) hereof that the assignee represent and warrant to PLD as to the matters set forth in
Section 4.6, and otherwise agrees to be bound by the terms of this Agreement as if such assignee had been a party to this Agreement.

            10.5. Confidentiality. Each of the Parties hereto will hold, and will use its reasonable, good faith efforts to cause its respective shareholders, partners, members, directors, officers, employees, accountants, counsel, consultants, agents and financial or other advisors (collectively "Agents") to hold, in confidence all information (whether oral or written), including this Agreement and the documents contemplated herein, concerning the transactions contemplated by this Agreement furnished to such Party by or on behalf of any other Party in connection with such transactions, unless legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process, or by order of a court or tribunal of competent jurisdiction, or in order to comply with applicable rules or requirements of any stock exchange, government department or agency or other regulatory authority, or by requirements of any securities law or regulation or other legal requirement) to disclose any such information or documents, and except to the extent that such information or documents can be shown to have been (a) previously known on a nonconfidential basis by such Party, (b) in the public domain through no fault of such Party or (c) acquired by such Party on a nonconfidential basis from sources not known by such Party to be bound by any obligation of confidentiality in relation thereto. Notwithstanding the foregoing provisions of this Section 10.5, each Party may disclose such information to its Agents in connection with the transactions contemplated by this Agreement or any of the other ancillary Agreements so long as such Agents are informed by such Party of the confidential nature of such information and are required by such Party to treat such information confidentially, and to certain governmental agencies in connection with the procurement of the governmental authorizations contemplated by this Agreement. The obligation of each Party to hold any such information in confidence shall be satisfied if such Party exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, each Party will, and will use its reasonable, good faith efforts to cause its respective Agents, to destroy or deliver to the other Party, upon request, all documents and other materials, and all copies thereof, obtained by such Party or on its behalf from the other Party hereto in connection with this Agreement that are subject to such confidence.

            10.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

            10.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            10.8. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (a) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a governmental entity or any department or agency thereof, (b) the term "subsidiary" when used in reference to any other person shall mean any corporation of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors of such corporation are owned directly or indirectly by such other person and (c) the terms "affiliate" and "parent" shall have the meanings set forth in Rule 12b-2 of the Exchange Act.

            10.9. Entire Agreement. This Agreement, including the documents, schedules and certificates referred to herein, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions.

            IN WITNESS WHEREOF, PLD and News America have caused this agreement to be signed by their respective duly authorized officers as of the date first above written.

                                  NEWS AMERICA INCORPORATED



                                  By:  /s/ John Nallen
                                       ---------------
                                        Name: John Nallen
                                        Title:


                                  PLD TELEKOM INC.



                                  By: /s/ James R.S. Hatt
                                      -------------------

                                        Name: James R.S. Hatt
                                        Title: President and Chief
                                               Executive Officer

                                PLD TELEKOM INC.

                                  SCHEDULES TO

                 ASSET EXCHANGE AGREEMENT, DATED APRIL 19, 1998
                    BETWEEN PLD TELEKOM INC. AND NEWS AMERICA

                                  INCORPORATED


SCHEDULE 3.1 JURISDICTION IN WHICH PLD TELEKOM INC. IS QUALIFIED TO DO BUSINESS AS A FOREIGN CORPORATION

State of New York

SCHEDULE 3.2 CAPITALIZATION OF PLD TELEKOM INC. AND PETERSTAR COMPANY LIMITED

PLD Telekom Inc. - 33,324,290 shares of Common Stock issued and outstanding

PeterStar Company Limited - 40,000,000 ordinary shares issued and outstanding

Schedule of outstanding warrants and options to purchase shares of PLD Common Stock is attached. In addition, the terms of the Company's 12% Series A and Series B Revolving Credit Notes due 1998 provide for the issuance, in certain specified circumstances, of additional and/or default warrants, all as more fully described in PLD Telekom Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.

On April 19, 1998, the Board of Directors of PLD Telekom Inc. granted options in respect of 750,000 shares of Common Stock to certain officers of PLD, as discussed and agreed previously with News America Incorporated.

In connection with the consent solicitation made by PLD Telekom Inc., and completed in March 1998, relating to PLD's outstanding 14% Senior Discount Notes due 2004 (the "Senior Notes") and 9% Convertible Subordinated Discount Notes due 2006 (the "Convertible Notes"), PLD Telekom Inc. issued to all consenting bondholders, warrants to purchase shares of Common Stock. Specifically, PLD has issued, effective March 31, 1998, (i) 123,000 warrants to purchase 1.8 shares of Common Stock at an exercise price of $6.90 per share to the holders of the Senior Notes and (ii) 22,700 warrants to purchase 2 shares of Common Stock at an exercise price of $6.90 per share to the holders of the Convertible Notes. Each such warrant has a term of five years.
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In connection with PLD's acquisition of Ultra Pass Systems Limited, PLD has entered into a Share Purchase Agreement pursuant to which it has agreed to issue to the shareholders of Ultra Pass shares of PLD Common Stock having an aggregate market value of $1,750,000. The transaction is expected to close in late April or May 1998.

As described in greater detail in PLD's Annual Report on Form 10-K for the year ended December 31, 1997, in connection with the acquisition of additional interests in Technocom Limited in November 1997, PLD Telekom Inc. entered into revised put and call agreements with the minority shareholders of Technocom (Elite International Limited and Plicom Limited) regarding put and call option arrangements for their remaining minority stakes.

The organizational documents of PeterStar Company Limited contain certain pre-emptive rights in the case of transfers of the ordinary shares of PeterStar. Such pre-emptive rights are not triggered by the contemplated transactions since no shares of PeterStar are being transferred.

SCHEDULE 3.4 CONSENTS AND APPROVALS

Filing under Hart-Scott-Rodino Anti-Trust Improvement Act of 1976

Filing with The Nasdaq Stock Market of a Notification Form for Listing of Additional Shares with respect to the New PLD Shares

Approval by shareholders of PLD Telekom Inc., if required by Nasdaq

If shareholder approval is required, the filing of preliminary and definitive proxy statements with the Securities and Exchange Commission

If required, approval from the holders of PLD's (i) $123,000,000 14% Senior Discount Notes due 2004, (ii) $26,000,000 9% Convertible Subordinated Notes due 2006 and (iii) $12,400,000 12% Series A Revolving Credit Notes due 1998 and $3,100,000 12% Series B Revolving Credit Notes due 1998

SCHEDULE 3.7 UNDISCLOSED LIABILITIES

None


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
SCHEDULE 3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS

None



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
SCHEDULE 3.9 WRITTEN DISCLOSURE MATERIALS

The following Written Disclosure Materials have been furnished to News America:

PLD TELEKOM

     PLD 10-K for the year ended December 31, 1997

     PLD Certificate of Incorporation, dated February 28, 1997.

     PLD Bylaws, dated [N/A].

     PLD Prospectus for 1994 Offering of 15,750,000 Common Shares.

     PLD Offering Memorandum for $123,000,000 14% Senior Discount Notes due 2004 and Warrants to purchase 4,182,000 Common Shares and $26,500,000 9% Convertible Subordinated Notes due 2006, dated May 24,1996.

     Indenture of 14% Senior Notes due 2004 by and among PLD, NWE Capital, PLD Asset Leasing, PLD Capital, Baltic Communications, Wireless Technology Corporations and The Bank of New York, dated May 31, 1996.

     Indenture of 9% Convertible Subordinated Note due 2006 by and among PLD, NWE Capital, PLD Asset Leasing, PLD Capital, Baltic Communications, Wireless Technology Corporations and The Bank of New York, dated May 31, 1996.

     Consent Solicitation Statement from PLD to the Holders of the 14% Senior Discount Notes and the 9% Convertible Subordinated Notes, dated March 4, 1998.

     Subscription Agreement between PLD and Navona Communications, dated March 3, 1994.

     Schedule of PLD Shareholder Ownership as at December 31, 1997.

     Notice of Tax Assessment for PLD, dated February 6, 1998.

     Schedule of Outstanding PLD Indebtedness as at December 31, 1997.


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
     Equipment Supply Contract between PLD and Nokia Telecommunications, dated July 31, 1997.

     Equipment Supply Contract between PLD and Tadiran Telecommunications, dated July 7, 1997.

     Put and Call Option Agreement between PLD and Elite International, dated December 28, 1994.

     Amended and Restated Put and Call option Agreement between PLD and Elite International, dated November 26, 1997.

     Put and Call Option Agreement between PLD and Plicom Limited, dated December 28, 1994.

     Amendment to Put and Call Option Agreement between PLD and Plicom Limited, dated November 26, 1997

     Amended and Restated Service Agreement between PLD and James R.S. Hatt, dated August 1, 1997.

     Service Agreement between PLD and John Davies, as amended, dated July 30, 1997.

     Amended and Restated Service Agreement between PLD and Simon Edwards, dated August 1, 1997.

BALTIC COMMUNICATIONS LIMITED

     Charter of the Closed Joint Stock Company Baltic Communications Limited, dated June 20, 1996.

TELEPORT - TP

     Charter of the Closed Joint Stock Company Teleport-TP, dated May 28, 1996.

     Shareholders Agreement with Intertelekom, dated [N/A]  (Russian Only)


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
     Supply Contract (152-28) between Teleport and Rostelecom, dated April 28, 1997.

     Service Agreement between Intelstat and JSC Teleport-TP, dated October 28, 1996.

BECET

     Founding Agreement of Joint Stock Company of Closed Type BECET International, dated January 14, 1994

     Charter Agreement of Joint Stock Company of Closed Type BECET International, dated January 14, 1994.

     Minutes of First BECET Stockholders Meeting, dated January 14, 1994.

     Founding Agreement of Joint Stock Company of Closed Type BECET International, dated March 5, 1996, and Amendment thereto, dated November 27, 1996.

     Charter Agreement of Joint Stock Company of Closed Type BECET International, dated March 5, 1996, and Amendment thereto, dated November 7, 1996.

     Joint Venture Agreement between Wireless Technology Corporations, Wireless Telecommunications Network and BECET, dated December 13, 1993.

     Kazakhstan License (Number 61) issued to BECET February 4, 1994.

     Equipment Supply Contract between BECET and Motorola, Inc, dated May 4,
     1994.

     Interconnection Agreement between BECET and Ministry of Communications of Kazakhstan, dated February 4, 1994, as amended and superseded by Agreement between Kazakhtelecom and BECET, dated February 28, 1996, and Protocol #1 thereto, dated October 9, 1996.

     Installation and Optimization Services Agreement between BECET and Motorola, dated May 4, 1994.

     Sample of BECET International Cellular Service Contract.


TECHNOCOM


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
     Technocom Memorandum of Association, dated February 7, 1995.

     Technocom Articles of Association, dated June 12, 1996.

     Technocom Subscription and Shareholders Agreement, dated December 28, 1994, as amended, November 26, 1997.

     Share Purchase Agreement among Plicom, PLD, Technocom and Mark Klabin, dated November 26, 1997.

     Share Purchase Agreement among Elite International, Technocom and PLD, dated November 26, 1997.

     License (2463) issued to MTR-Sviaz, dated June 5, 1994.

     Equipment Purchase and Installation Contract between Technocom and Scientific-Atlanta, Inc., dated November 16, 1995.

PETERSTAR

     Agreement to Create PeterStar, dated March 9, 1992.

     Amendments to the Foundation Agreement relating to PeterStar, dated October 20, 1994.

     Cooperation Agreement between PeterStar and Petersburg Telephone Network, dated January 4, 1995.

     Cooperation Agreement between PeterStar and Petersburg Telephone Network, dated August 29, 1997.

     Consulting Service Agreement between PeterStar and NWE Capital, dated January 1, 1997.

     Equipment Supply Contract (#96005) between St. Petersburg Telephone Network and Lucent Technologies, dated September 18, 1996.


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
     Equipment Supply Contract (#96006) between St. Petersburg Telephone Network and Lucent Technologies, dated September 18, 1996.

     Equipment Supply Contract between PeterStar and Lucent Technologies dated November 13, 1997, and Supplementary Agreement No. 1 thereto, dated November 13, 1997.

     Equipment Supply Contract between PeterStar and Lucent Technologies, dated November 21, 1997.

     Service Agreement between PeterStar and Lucent Technologies, dated November 13, 1997.

     Service Agreement between PeterStar and Lucent Technologies, dated November 21, 1997.

     Agreement on Special Bank Accounts between PeterStar, St. Petersburg Telephone Network and BNP-Dresdner Bank, dated [N/A].

     Pledge Agreement among PeterStar and Lucent Technologies, dated December 20, 1996.

     Price Agreement between PeterStar and St. Petersburg Telephone Network, dated [N/A].

     Equipment Sale and Purchase Agreement by and among PeterStar and St. Petersburg Telephone Network, dated [N/A].

SCHEDULE 3.10 LEGAL PROCEEDINGS, ETC.

     None

SCHEDULE 3.11 PERMITS

     None

SCHEDULE 5.1 PRE-CLOSING ACTIONS

     None


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